                                                                    EXHIBIT 11.1


                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                          Three Months        Six Months
                                                                              Ended              Ended
                                                                          June 30, 1999      June 30, 1999
                                                                           -----------        -----------
Basic:
        Average common shares outstanding .............................     10,051,565         10,412,855
                                                                           -----------        -----------

              Total                                                         10,051,565         10,412,855
                                                                           ===========        ===========

        Net Income                                                         $ 2,508,411        $ 8,363,228
                                                                           ===========        ===========

        Per Share Amount                                                   $      0.25        $      0.80
                                                                           ===========        ===========

DILUTED:
        Average common shares outstanding .............................     10,051,565         10,412,855
        Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method .....        121,395            110,474
                                                                           -----------        -----------

              Total                                                         10,172,960         10,523,329
                                                                           ===========        ===========

        Net Income                                                         $ 2,508,411        $ 8,363,228
                                                                           ===========        ===========

        Per Share Amount                                                   $      0.25        $      0.79
                                                                           ===========        ===========

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                           Three Months         Six Months
                                                                               Ended              Ended
                                                                           June 30, 1998       June 30, 1998
                                                                           ------------         -----------
Basic:
        Average common shares outstanding .............................      14,106,828          14,115,342
                                                                           ------------         -----------

              Total                                                          14,106,828          14,115,342
                                                                           ============         ===========

        Net Income                                                         ($   491,212)        $ 1,959,171
                                                                           ============         ===========

        Per Share Amount                                                   ($      0.03)        $      0.14
                                                                           ============         ===========


DILUTED:
        Average common shares outstanding .............................      14,106,828          14,115,342
        Net effect of dilutive stock options outstanding
          during the period -- based on the treasury stock method .....         149,030             253,274
                                                                           ------------         -----------

              Total                                                          14,255,858          14,368,616
                                                                           ============         ===========

        Net Income                                                         ($   491,212)        $ 1,959,171
                                                                           ============         ===========

        Per Share Amount                                                   ($      0.03)        $      0.14
                                                                           ============         ===========